BANK PLUS CORPORATION AND SUBSIDIARIES

                              COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                            (Dollars in thousands, except per common share data)

                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                  2000            1999             1998
                                                              -------------   -------------   -------------
Earnings from continuing operations .......................   $     31,490    $     34,769    $      8,966
Discontinued Operations:
   Loss from operations ...................................         (7,344)        (59,659)        (65,294)
   Loss on disposal .......................................        (60,926)             --              --
                                                              -------------   -------------   -------------

Net loss ..................................................   $    (36,780)   $    (24,890)   $    (56,328)
                                                              =============   =============   =============
Continuing operations:
   Basic ..................................................   $       1.62    $       1.79    $       0.46
   Diluted ................................................           1.62            1.77            0.45
Discontinued operations:
   Basic ..................................................          (3.51)          (3.07)          (3.36)
   Diluted ................................................          (3.51)          (3.03)          (3.31)
Total:
   Basic ..................................................          (1.89)          (1.28)          (2.90)
   Diluted ................................................          (1.89)          (1.26)          (2.86)
Weighted average common shares outstanding:
   Basic ..................................................     19,470,400      19,460,941      19,395,337
   Effect of dilutive securities-- stock options ..........         14,453         214,543         317,785
   Effect of dilutive securities-- deferred stock awards ..         13,538           2,025             825
                                                              -------------   -------------   -------------

Diluted ...................................................     19,498,391      19,677,509      19,713,947
                                                              =============   =============   =============